Exhibit 99.1

For Immediate Release | October 22, 2022 | Chico, California

TriCo Bancshares reports third quarter 2026 net income of $38.0 million, diluted EPS of $1.18 and declares $0.36 cash dividend

3Q2026 Financial Highlights
•Net income was $38.0 million or $1.18 per diluted share as compared to $34.2 million or $1.06 per diluted share in the trailing quarter, and an increase of $3.8 million or 11.1% from the trailing quarter
•Net interest income (FTE) was $96.8 million, an increase of $2.9 million or 3.1% over the trailing quarter; net interest margin (FTE) was 4.16%, an increase of 5 basis points over 4.11% in the trailing quarter
•Loan balances increased $99.1 million or 5.4% (annualized) from the trailing quarter and increased $403.4 million or 5.8% from the same quarter of the prior year
•Deposit balances increased $74.6 million or 3.6% (annualized) from the trailing quarter and $109.0 million or 1.3% from the same quarter of the prior year
•Quarterly average non-interest bearing deposits grew by 3.2% year over year and represented 31.0% of total average deposits while non-interest bearing deposits as of quarter end represented 31.4% of total deposits
•Yield on average earning assets was 5.35%, an increase of 4 basis points over the 5.31% in the trailing quarter; yield on average loans was 5.87%, an increase of 2 basis points over the 5.85% in the trailing quarter
•The average cost of total deposits was 1.26%, a decrease of 1 basis point as compared to 1.27% in the trailing quarter, and a decrease of 13 basis points from 1.39% in the same quarter of the prior year

Dividend Announcement
•The Company declared a quarterly cash dividend of $0.36 (thirty-six cents) per share on its common stock, no par value, on October 20, 2026. The dividend is payable on November 27, 2026, to holders of record as of November 16, 2026.

Executive Commentary:

“We are very pleased with our strong third-quarter results. As we prepare for our merger with First Hawaiian Bank, we remain focused on serving our customers and delivering growth and strong financial results. This performance demonstrates the value Tri Counties Bank will bring to the combined bank. We are excited about the future and look forward to continuing our journey as ‘California’s Local Bank,’” said Rick Smith, Chairman and CEO.

Smith added, “I am deeply grateful to our customers, communities, vendors, employees, and shareholders for their enduring support, loyalty, and contributions throughout our 51-year history. It is a privilege to serve you, and we look to the future with confidence that Tri Counties Bank will continue to be a significant force in California banking.”

Selected Financial Highlights
•For the quarter ended September 30, 2026, the Company’s return on average assets was 1.50%, while the return on average equity was 11.08%; for the trailing quarter ended June 30, 2026, the Company’s return on average assets was 1.37%, while the return on average equity was 10.15%
•The loan to deposit ratio was 87.76% as of September 30, 2026, as compared to 87.36% for the trailing quarter end
•The efficiency ratio was 56.96% for the quarter ended September 30, 2026, as compared to 56.25% for the trailing quarter, inclusive of $3.8 million in merger related expenses during the current quarter, versus $0.9 million in the trailing quarter
•The benefit from credit losses totaled $1.9 million during the quarter ended September 30, 2026, as compared to $2.7 million in provision recorded during the trailing quarter
•The allowance for credit losses (ACL) to total loans was 1.73% as of September 30, 2026, compared to 1.78% as of the trailing quarter end, and 1.78% as of September 30, 2025. Non-performing assets to total assets were 0.79% on September 30, 2026, as compared to 0.76% as of June 30, 2026, and 0.72% on September 30, 2025

The financial results reported in this document are preliminary and unaudited. Final financial results and other disclosures will be reported on Form 10-Q for the period ended September 30, 2026, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information.

Operating Results and Performance Ratios

	Three months ended
	September 30, 2026	June 30, 2026
(dollars and shares in thousands, except per share data)			$ Change	% Change
Net interest income	$96,546	$93,630	$2,916	3.1%
Benefit from (provision for) credit losses	1,881	(2,655)	4,536	(170.8)%
Noninterest income	20,166	18,246	1,920	10.5%
Noninterest expense	(66,483)	(62,925)	(3,558)	5.7%
Provision for income taxes	(14,143)	(12,127)	(2,016)	16.6%
Net income	$37,967	$34,169	$3,798	11.1%
Diluted earnings per share	$1.18	$1.06	$0.12	11.3%
Dividends per share	$0.36	$0.36	$—	—%
Average common shares	31,966	31,924	42	0.1%
Average diluted common shares	32,118	32,107	11	—%
Return on average total assets	1.50%	1.37%
Return on average equity	11.08%	10.15%
Efficiency ratio	56.96%	56.25%

	Three months ended September 30,
(dollars and shares in thousands, except per share data)	2026	2025	$ Change	% Change
Net interest income	$96,546	$89,555	$6,991	7.8%
Benefit from (provision for) credit losses	1,881	(670)	2,551	(380.7)%
Noninterest income	20,166	18,007	2,159	12.0%
Noninterest expense	(66,483)	(60,424)	(6,059)	10.0%
Provision for income taxes	(14,143)	(12,449)	(1,694)	13.6%
Net income	$37,967	$34,019	$3,948	11.6%
Diluted earnings per share	$1.18	$1.04	$0.14	13.5%
Dividends per share	$0.36	$0.36	$—	—%
Average common shares	31,966	32,542	(576)	(1.8)%
Average diluted common shares	32,118	32,723	(605)	(1.8)%
Return on average total assets	1.50%	1.36%
Return on average equity	11.08%	10.47%
Efficiency ratio	56.96%	56.18%

	Nine months ended September 30,
(dollars and shares in thousands, except per share data)	2026	2025	$ Change	% Change
Net interest income	$281,402	$258,616	$22,786	8.8%
Provision for credit losses	(4,099)	(9,063)	4,964	(54.8)%
Noninterest income	55,444	51,170	4,274	8.4%
Noninterest expense	(188,460)	(181,140)	(7,320)	4.0%
Provision for income taxes	(38,466)	(31,659)	(6,807)	21.5%
Net income	$105,821	$87,924	$17,897	20.4%
Diluted earnings per share	$3.29	$2.67	$0.62	23.2%
Dividends per share	$1.08	$1.02	$0.06	5.9%
Average common shares	32,028	32,749	(721)	(2.2)%
Average diluted common shares	32,204	32,929	(725)	(2.2)%
Return on average total assets	1.42%	1.20%
Return on average equity	10.44%	9.24%
Efficiency ratio	55.95%	58.47%

Balance Sheet Data
Total loans outstanding were $7.4 billion as of September 30, 2026, an increase of $403.4 million or 5.8% over September 30, 2025, and an increase of $99.1 million or 5.4% annualized as compared to the trailing quarter ended June 30, 2026. Investments decreased by $163.1 million and $222.9 million for the three-month and twelve-month periods ended September 30, 2026, respectively, and ended the quarter with a balance of $1.63 billion or 16.4% of total assets. Quarterly average earning assets to quarterly total average assets was 92.0% on September 30, 2026, compared to 91.8% on September 30, 2025. The loan-to-deposit ratio was 87.8% on September 30, 2026, as compared to 84.1% on September 30, 2025. The Company did not utilize brokered deposits during 2026 or 2025 and continues to rely on organic deposit customers to fund cash flow timing differences.
Total shareholders' equity decreased by $15.1 million during the quarter ended September 30, 2026, as net income of $38.0 million was offset by a $42.6 million increase in accumulated other comprehensive losses and $11.5 million in cash dividends paid on common stock. As a result, the Company’s book value decreased to $41.56 per share at September 30, 2026, compared to $42.03 at June 30, 2026. The Company’s tangible book value per share, a non-GAAP measure, calculated by subtracting goodwill and other intangible assets from total shareholders’ equity and dividing that sum by total shares outstanding, was $31.93 per share at September 30, 2026, as compared to $32.40 at June 30, 2026.

Trailing Quarter Balance Sheet Change
Ending balances	September 30, 2026	June 30, 2026		Annualized % Change
(dollars in thousands)			$ Change
Total assets	$9,978,516	$9,930,763	$47,753	1.9%
Total loans	7,410,189	7,311,090	99,099	5.4
Total investments	1,633,267	1,796,373	(163,106)	(36.3)
Total deposits	8,443,433	8,368,830	74,603	3.6
Total other borrowings	—	10,519	(10,519)	(100.0)
Loans outstanding increased by $99.1 million or 5.4% on an annualized basis during the quarter ended September 30, 2026. During the quarter, gross loan originations/draws totaled approximately $496.0 million while gross payoffs/repayments of loans totaled $410.8 million, which compares to gross originations/draws and gross payoffs/repayments during the trailing quarter ended of $632.9 million and $412.8 million, respectively. Origination and repayment volumes returned to levels consistent with recent periods, following an outlier quarter of elevated originations.
Investment security balances decreased $163.1 million or 36.3% on an annualized basis during the quarter as a result of prepayments / maturities of $131.8 million and net decreases in the market value of securities of $60.5 million, partially offset by purchases totaling $29.2 million. Investment security purchases were comprised of fixed rate agency mortgage-backed securities. While management intends to primarily utilize cash flows from the investment security portfolio and organic deposit growth to support loan growth, excess liquidity will be utilized for purchases of investment securities to support net interest income growth and net interest margin expansion.
Deposit balances increased by $74.6 million or 3.6% annualized during the period, inclusive of $68.8 million in one-way sell activity outstanding at June 30, 2026, which was returned to the Company's balance sheet during the current quarter. There were no deposits sold as of September 30, 2026 or the same quarter of the prior year.

Average Trailing Quarter Balance Sheet Change
Quarterly average balances for the period ended	September 30, 2026	June 30, 2026		Annualized % Change
(dollars in thousands)			$ Change
Total assets	$10,030,832	$9,967,548	$63,284	2.5%
Total loans	7,324,950	7,176,963	147,987	8.2
Total investments	1,718,243	1,856,574	(138,331)	(29.8)
Total deposits	8,475,756	8,409,202	66,554	3.2
Total other borrowings	10,102	11,340	(1,238)	(43.7)

Year Over Year Balance Sheet Change
Ending balances	As of September 30,			% Change
(dollars in thousands)	2026	2025	$ Change
Total assets	$9,978,516	$9,878,836	$99,680	1.0%
Total loans	7,410,189	7,006,824	403,365	5.8
Total investments	1,633,267	1,856,133	(222,866)	(12.0)
Total deposits	8,443,433	8,334,461	108,972	1.3
Total other borrowings	—	17,039	(17,039)	(100.0)

Net Interest Income and Net Interest Margin
The Company's yield on loans for the current quarter was 5.87%, an increase of 2 basis points from 5.85% as of the trailing quarter end and an increase of 12 basis points as compared to 5.75% for the quarter ended September 30, 2025. The tax equivalent yield on the Company's investment security portfolio was 3.30% for the quarter ended September 30, 2026, a decrease of 3 basis points from the trailing quarter end of 3.33% and a decrease of 19 basis points from the 3.49% earned during the three months ended September 30, 2025. As compared to the trailing quarter, costs on interest-bearing deposits decreased by 1 basis point, while the costs on interest-bearing liabilities decreased by 2 basis points. The cost of total interest-bearing deposits decreased by 17 basis points, while the costs of total interest-bearing liabilities decreased by 20 basis points, respectively, between the three-month periods ended September 30, 2026 and 2025, respectively.
The FOMC increased short-term interest rates by 25 basis points during the current quarter. The fully tax-equivalent net interest income and net interest margin was $96.8 million and 4.16%, respectively, for the quarter ended September 30, 2026, and was $93.9 million and 4.11%, respectively, for the trailing quarter ended June 30, 2026. More specifically, the net interest rate spread improved by 6 basis points to 3.50% for the quarter ended September 30, 2026, as compared to the trailing quarter, while the net interest margin improved by 5 basis points to 4.16% over the same period.
The Company continues to manage its cost of deposits through the use of various pricing and product mix strategies. As of September 30, 2026, June 30, 2026, and September 30, 2025, deposits priced utilizing these customized strategies totaled $1.1 billion, $1.0 billion and $1.0 billion, respectively, and carried weighted average rates of 3.09%, 3.07% and 3.33%, respectively.

	Three months ended
	September 30, 2026	June 30, 2026
(dollars in thousands)			Change	% Change
Interest income	$124,108	$120,986	$3,122	2.6%
Interest expense	(27,562)	(27,356)	(206)	0.8%
Fully tax-equivalent adjustment (FTE) (1)	259	259	—	—%
Net interest income (FTE)	$96,805	$93,889	$2,916	3.1%
Net interest margin (FTE)	4.16%	4.11%

Acquired loans discount accretion, net:
Amount (included in interest income)	$1,177	$990	$187	18.9%
Net interest margin less effect of acquired loan discount accretion(1)	4.11%	4.07%	0.04%

	Three months ended September 30,
(dollars in thousands)	2026	2025	Change	% Change
Interest income	$124,108	$119,987	$4,121	3.4%
Interest expense	(27,562)	(30,432)	2,870	(9.4)%
Fully tax-equivalent adjustment (FTE) (1)	259	262	(3)	(1.1)%
Net interest income (FTE)	$96,805	$89,817	$6,988	7.8%
Net interest margin (FTE)	4.16%	3.92%

Acquired loans discount accretion, net:
Amount (included in interest income)	$1,177	$996	$181	18.2%
Net interest margin less effect of acquired loan discount accretion(1)	4.11%	3.88%	0.23%

	Nine months ended September 30,
(dollars in thousands)	2026	2025	Change	% Change
Interest income	$362,921	$350,425	$12,496	3.6%
Interest expense	(81,519)	(91,809)	10,290	(11.2)%
Fully tax-equivalent adjustment (FTE) (1)	778	791	(13)	(1.6)%
Net interest income (FTE)	$282,180	$259,407	$22,773	8.8%
Net interest margin (FTE)	4.12%	3.84%

Acquired loans discount accretion, net:
Amount (included in interest income)	$3,553	$4,238	$(685)	(16.2)%
Net interest margin less effect of acquired loan discount accretion(1)	4.06%	3.78%	0.28%

Analysis Of Change in Net Interest Margin on Earning Assets

	Three months ended			Three months ended			Three months ended
	September 30, 2026			June 30, 2026			September 30, 2025
(dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Loans	$7,324,950	$108,371	5.87%	$7,176,963	$104,595	5.85%	$6,971,860	$101,004	5.75%
Investments-taxable	1,588,747	13,174	3.29%	1,726,567	14,306	3.32%	1,737,273	15,321	3.50%
Investments-nontaxable (1)	129,496	1,121	3.43%	130,007	1,124	3.47%	132,121	1,134	3.41%
Total investments	1,718,243	14,295	3.30%	1,856,574	15,430	3.33%	1,869,394	16,455	3.49%
Cash at Fed Reserve and other banks	180,729	1,701	3.73%	131,367	1,220	3.72%	249,646	2,790	4.43%
Total earning assets	9,223,922	124,367	5.35%	9,164,904	121,245	5.31%	9,090,900	120,249	5.25%
Other assets, net	806,910			802,644			809,775
Total assets	$10,030,832			$9,967,548			$9,900,675
Liabilities and shareholders’ equity
Interest-bearing demand deposits	$1,930,435	$7,236	1.49%	$1,915,877	$7,067	1.48%	$1,850,733	$6,649	1.43%
Savings deposits	2,784,139	10,704	1.53%	2,764,893	10,430	1.51%	2,855,750	12,965	1.80%
Time deposits	1,131,017	8,926	3.13%	1,148,788	9,168	3.20%	1,107,646	9,587	3.43%
Total interest-bearing deposits	5,845,591	26,866	1.82%	5,829,558	26,665	1.83%	5,814,129	29,201	1.99%
Other borrowings	10,102	1	0.04%	11,340	7	0.25%	17,495	3	0.07%
Junior subordinated debt	41,238	695	6.69%	41,238	684	6.65%	71,477	1,228	6.82%
Total interest-bearing liabilities	5,896,931	27,562	1.85%	5,882,136	27,356	1.87%	5,903,101	30,432	2.05%
Noninterest-bearing deposits	2,630,165			2,579,644			2,547,471
Other liabilities	143,870			155,380			160,568
Shareholders’ equity	1,359,866			1,350,388			1,289,535
Total liabilities and shareholders’ equity	$10,030,832			$9,967,548			$9,900,675
Net interest rate spread (1) (2)			3.50%			3.44%			3.20%
Net interest income and margin (1) (3)		$96,805	4.16%		$93,889	4.11%		$89,817	3.92%
(1)Fully taxable equivalent (FTE). All yields and rates are calculated using specific day counts for the period and year as applicable.
(2)Net interest spread is the average yield earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(3)Net interest margin is computed by calculating the difference between interest income and interest expense, divided by the average balance of interest-earning assets.
Net interest income (FTE) during the three months ended September 30, 2026, increased $2.9 million or 3.1% to $96.8 million compared to $93.9 million during the three months ended June 30, 2026. Net interest margin totaled 4.16% for the three months ended September 30, 2026, an increase of 5 basis points from the trailing quarter. The increase in net interest income is primarily attributed to a $3.1 million increase in interest income on earnings assets, led by $3.8 million attributed to lending income. Interest expense increased from deposit costs of $0.2 million as compared to the trailing quarter. The average balance of noninterest-bearing deposits increased by $50.5 million from the three-month average for the period ended June 30, 2026.

As compared to the same quarter in the prior year, average loan yields increased 12 basis points from 5.75% during the three months ended September 30, 2025, to 5.87% during the three months ended September 30, 2026. The accretion of discounts from acquired loans added 6 basis points to loan yields during the quarter ended September 30, 2026, as compared to adding 6 basis points for the quarter ended September 30, 2025. The cost of interest-bearing deposits decreased by 17 basis points between the quarter ended September 30, 2026, and the same quarter of the prior year. The average balance of noninterest-bearing deposits increased by $82.7 million from the three-month average for the period ended September 30, 2025.

For the quarter ended September 30, 2026, the ratio of average total noninterest-bearing deposits to total average deposits was 31.0%, as compared to 30.7% and 30.5% for the quarters ended June 30, 2026 and September 30, 2025, respectively.

	Nine months ended September 30, 2026			Nine months ended September 30, 2025
(dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Loans	$7,182,193	$313,315	5.83%	$6,876,128	$295,077	5.74%
Investments-taxable	1,679,567	42,142	3.35%	1,812,965	45,994	3.39%
Investments-nontaxable (1)	129,953	3,371	3.47%	132,690	3,426	3.45%
Total investments	1,809,520	45,513	3.36%	1,945,655	49,420	3.40%
Cash at Fed Reserve and other banks	175,033	4,871	3.72%	200,364	6,719	4.48%
Total earning assets	9,166,746	363,699	5.30%	9,022,147	351,216	5.20%
Other assets, net	803,976			807,433
Total assets	$9,970,722			$9,829,580
Liabilities and shareholders’ equity
Interest-bearing demand deposits	$1,899,435	$20,687	1.46%	$1,828,709	$18,946	1.39%
Savings deposits	2,784,223	31,500	1.51%	2,795,620	37,409	1.79%
Time deposits	1,135,886	27,267	3.21%	1,110,123	29,749	3.58%
Total interest-bearing deposits	5,819,544	79,454	1.83%	5,734,452	86,104	2.01%
Other borrowings	10,726	9	0.11%	42,959	1,064	3.31%
Junior subordinated debt	41,238	2,056	6.67%	91,196	4,641	6.80%
Total interest-bearing liabilities	5,871,508	81,519	1.86%	5,868,607	91,809	2.09%
Noninterest-bearing deposits	2,587,391			2,526,280
Other liabilities	156,630			163,015
Shareholders’ equity	1,355,193			1,271,678
Total liabilities and shareholders’ equity	$9,970,722			$9,829,580
Net interest rate spread (1) (2)			3.44%			3.11%
Net interest income and margin (1) (3)		$282,180	4.12%		$259,407	3.84%
(1)Fully taxable equivalent (FTE). All yields and rates are calculated using specific day counts for the period and year as applicable.
(2)Net interest spread is the average yield earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(3)Net interest margin is computed by calculating the difference between interest income and interest expense, divided by the average balance of interest-earning assets.

Interest Rates and Earning Asset Composition

As of September 30, 2026, the Company's loan portfolio consisted of approximately $7.4 billion in outstanding principal with a weighted average coupon rate of 5.64%. During the three-month periods ending September 30, 2026, June 30, 2026, and September 30, 2025, the weighted average coupon on loan production in the quarter was 6.63%, 6.50% and 6.71%, respectively. Included in the September 30, 2026 total loans balance are adjustable rate loans totaling $5.1 billion, of which $1.0 billion are considered floating based on the Wall Street Prime index. In addition, the Company holds certain investment securities with fair values totaling $259.0 million which are subject to repricing on not less than a quarterly basis.

Asset Quality and Credit Loss Provisioning
During the three months ended September 30, 2026, the Company recorded a benefit from credit losses of $1.9 million, as compared to a provision of $2.7 million during the trailing quarter, and a provision of $0.7 million during the third quarter of 2025.

	Three months ended			Nine months ended
(dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
(Reversal of) addition to allowance for credit losses on loans and leases	$(1,731)	$2,585	$730	$3,824	$7,918
(Reversal of) addition to reserve for unfunded loan commitments	(150)	70	(60)	275	1,145
Total (reversal of) additions to credit losses	$(1,881)	$2,655	$670	$4,099	$9,063

	Three months ended			Nine months ended
(dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Balance, beginning of period	$130,187	$127,939	$124,455	$125,762	$125,366
(Benefit from) provision for credit losses on loans and leases	(1,731)	2,585	730	3,824	7,918
Loans charged-off	(831)	(455)	(737)	(2,198)	(9,706)
Recoveries of previously charged-off loans	530	118	123	767	993
Balance, end of period	$128,155	$130,187	$124,571	$128,155	$124,571
The ACL was $128.2 million or 1.73% of total loans as of September 30, 2026. The reversal of credit losses on loans totaling $1.7 million was driven by a $1.3 million reduction in loss reserves associated with individually evaluated loans, with the balance of the reversal driven by improvements in risk ratings and general economic forecast data attributed to collectively evaluated loan pools, net of $0.3 million in net charge-offs.
The decrease in allowance for credit losses required on individually analyzed loans is largely attributed to the improvement in collateral values, including borrowers who have provided additional collateral, across several credits. Meanwhile, the reversal in collective reserves, despite an overall increase in net loan balances of approximately $99.1 million during the quarter, was primarily attributed to improved delinquency rates and risk grades across the commercial real estate portfolio. Additionally, Management notes that economic indicators through the end of the current quarter, as well as actual and forecasted trends including, but not limited to, unemployment, gross domestic product, and corporate borrowing rates remained supportive of general economic expansion, and a slight improvement from the period ended June 30, 2026, which is aligned with the Company's direct experiences with borrowers.
Management believes the provisioning for individually analyzed relationships is sufficient relative to expected future losses, if any. The Company continues to work closely with these largely cooperative borrowers and is diligently monitoring for any further changes in financial conditions. The net charge-offs incurred during the quarter were spread amongst numerous borrowers and loan types.

(dollars in thousands)	As of September 30, 2026	% of Loans Outstanding	As of June 30, 2026	% of Loans Outstanding	As of September 30, 2025	% of Loans Outstanding
Risk Rating:
Pass	$7,186,815	97.0%	$7,050,687	96.5%	$6,785,679	96.8%
Special Mention	92,729	1.3%	119,600	1.6%	89,352	1.3%
Substandard	130,645	1.7%	140,803	1.9%	131,793	1.9%
Total	$7,410,189	100.0%	$7,311,090	100.0%	$7,006,824	100.0%

Classified loans to total loans	1.76%		1.93%		1.88%
Loans past due 30+ days to total loans	0.62%		0.68%		0.65%
ACL to non-performing loans	184.20%		189.11%		189.76%
The ratio of classified loans to total loans of 1.76% as of September 30, 2026, was a decrease of 17 basis points from June 30, 2026, and 12 basis points from the comparative quarter ended 2025. The change in classified loans outstanding as compared to the trailing quarter represented a decrease of approximately $10.2 million.
Loans past due 30 days or more decreased by $3.4 million during the quarter ended September 30, 2026, to $46.2 million, as compared to $49.6 million at June 30, 2026. The majority of loans identified as past due are well-secured by collateral, and approximately $27.5 million are less than 90 days delinquent.
Non-performing assets to total assets were 0.79% on September 30, 2026, as compared to 0.76% as of June 30, 2026, and 0.72% on September 30, 2025. Non-performing loans increased nominally during the quarter ended September 30, 2026, to $69.6 million as compared to $68.8 million at June 30, 2026. The credit and collateral profiles of non-performing loans remain generally consistent with the trailing quarter. As noted previously, management continues to proactively work with these borrowers to identify actionable and appropriate resolution strategies which are customary for the industries. Management anticipates that these proactive strategies, specifically within agricultural real estate secured and agricultural commercial loans, will further benefit from the continued improvement in agricultural commodity prices, stable water supply, and growing crop demand. Of the $69.6 million loans designated as non-performing as of September 30, 2026, approximately $45.0 million are current or less than 30 days past due with respect to payments required under their existing loan agreements.
Management continues to proactively assess the repayment capacity of borrowers that will be subject to rate resets in the near term. To date this analysis as well as management's observations of loans that have experienced a rate reset, have resulted in an insignificant need to provide concessions to borrowers.

As of September 30, 2026, other real estate owned consisted of 14 properties with a carrying value of approximately $9.4 million, as compared to 14 properties with a carrying value of $6.8 million at June 30, 2026. Non-performing assets of $79.0 million at September 30, 2026, represented 0.79% of total assets, a change from $75.6 million or 0.76% and $71.1 million or 0.72% as of June 30, 2026 and September 30, 2025, respectively.
Allocation of Credit Loss Reserves by Loan Type

	As of September 30, 2026		As of June 30, 2026		As of September 30, 2025
(dollars in thousands)	Amount	% of Loans Outstanding	Amount	% of Loans Outstanding	Amount	% of Loans Outstanding
Commercial real estate:
CRE - Non-Owner Occupied	$41,126	1.58%	$42,183	1.64%	$41,180	1.68%
CRE - Owner Occupied	14,696	1.43%	16,048	1.54%	11,929	1.15%
Multifamily	15,797	1.38%	16,688	1.44%	15,706	1.50%
Farmland	4,459	1.84%	4,741	1.98%	6,202	2.40%
Total commercial real estate loans	76,078	1.52%	79,660	1.59%	75,017	1.57%
Consumer:
SFR 1-4 1st Liens	10,733	1.30%	10,451	1.26%	11,022	1.30%
SFR HELOCs and Junior Liens	13,533	3.02%	12,872	3.00%	12,362	3.07%
Other	1,403	4.57%	1,646	5.06%	2,364	5.48%
Total consumer loans	25,669	1.96%	24,969	1.94%	25,748	1.99%

Commercial and Industrial	13,183	2.21%	13,487	2.41%	9,090	2.01%
Construction	9,149	2.72%	8,451	2.83%	10,792	3.61%
Agricultural Production	4,061	2.58%	3,602	2.46%	3,901	2.40%
Leases	15	0.47%	18	0.48%	23	0.44%
Allowance for credit losses	128,155	1.73%	130,187	1.78%	124,571	1.78%
Reserve for unfunded loan commitments	8,020		8,170		7,145
Total allowance for credit losses	$136,175	1.84%	$138,357	1.89%	$131,716	1.88%

In addition to the allowance for credit losses above, the Company has acquired various performing loans whose fair value as of the acquisition date was determined to be less than the principal balance owed on those loans. This difference represents the collective discount of credit, interest rate and liquidity measurements, which are expected to be amortized over the life of the loans. As of September 30, 2026, the unamortized discount associated with acquired loans totaled $11.4 million, which, when combined with the total allowance for credit losses above, represents 2.00% of total loans.

Non-interest Income

	Three months ended
(dollars in thousands)	September 30, 2026	June 30, 2026	Change	% Change
ATM and interchange fees	$6,725	$6,771	$(46)	(0.7)%
Service charges on deposit accounts	5,713	5,453	260	4.8%
Other service fees	1,449	1,529	(80)	(5.2)%
Mortgage banking service fees	420	419	1	0.2%
Change in value of mortgage servicing rights	(33)	(174)	141	81.0%
Total service charges and fees	14,274	13,998	276	2.0%
Increase in cash value of life insurance	880	875	5	0.6%
Asset management and commission income	2,054	1,761	293	16.6%
Gain on sale of loans	394	485	(91)	(18.8)%
Lease brokerage income	42	48	(6)	(12.5)%
Sale of customer checks	299	319	(20)	(6.3)%
(Loss) gain on sale of investment securities	—	—	—	—%
(Loss) gain on marketable equity securities	(100)	(11)	(89)	809.1%
Other income	2,323	771	1,552	201.3%
Total other non-interest income	5,892	4,248	1,644	38.7%
Total non-interest income	$20,166	$18,246	$1,920	10.5%
Total non-interest income increased $1.9 million or 10.5% to $20.2 million during the three months ended September 30, 2026, compared to $18.2 million during the quarter ended June 30, 2026. Other income during the three months ended September 30, 2026 increased by $1.6 million, largely attributed to death benefit insurance proceeds totaling $2.2 million as compared to $0.6 million during the trailing quarter.

	Three months ended September 30,
(dollars in thousands)	2026	2025	Change	% Change
ATM and interchange fees	$6,725	$6,493	$232	3.6%
Service charges on deposit accounts	5,713	5,448	265	4.9%
Other service fees	1,449	1,485	(36)	(2.4)%
Mortgage banking service fees	420	430	(10)	(2.3)%
Change in value of mortgage servicing rights	(33)	(105)	72	68.6%
Total service charges and fees	14,274	13,751	523	3.8%
Increase in cash value of life insurance	880	871	9	1.0%
Asset management and commission income	2,054	1,932	122	6.3%
Gain on sale of loans	394	327	67	20.5%
Lease brokerage income	42	82	(40)	(48.8)%
Sale of customer checks	299	311	(12)	(3.9)%
(Loss) gain on sale or exchange of investment securities	—	(2,124)	2,124	100.0%
(Loss) gain on marketable equity securities	(100)	26	(126)	(484.6)%
Other income	2,323	2,831	(508)	(17.9)%
Total other non-interest income	5,892	4,256	1,636	38.4%
Total non-interest income	$20,166	$18,007	$2,159	12.0%
Non-interest income increased $2.2 million or 12.0% to $20.2 million during the three months ended September 30, 2026, compared to $18.0 million during the comparative quarter ended September 30, 2025. Outside of the insurance proceeds referenced above, non-interest income line items saw modest yet broadly favorable movement during the quarter. During the comparative period ended September 30, 2025, the Company recorded a gain in other income of approximately $2.5 million tied to the early retirement of $59.9 million in subordinated debt, along with losses on investment securities sales of approximately $2.1 million — neither of which recurred in the current period.

	Nine months ended September 30,
(dollars in thousands)	2026	2025	Change	% Change
ATM and interchange fees	$19,765	$19,189	$576	3.0%
Service charges on deposit accounts	16,375	15,551	824	5.3%
Other service fees	4,465	4,329	136	3.1%
Mortgage banking service fees	1,266	1,307	(41)	(3.1)%
Change in value of mortgage servicing rights	(439)	(297)	(142)	(47.8)%
Total service charges and fees	41,432	40,079	1,353	3.4%
Increase in cash value of life insurance	2,571	2,533	38	1.5%
Asset management and commission income	5,864	5,055	809	16.0%
Gain on sale of loans	1,276	1,174	102	8.7%
Lease brokerage income	187	198	(11)	(5.6)%
Sale of customer checks	982	974	8	0.8%
(Loss) gain on sale or exchange of investment securities	17	(3,266)	3,283	(100.5)%
(Loss) gain on marketable equity securities	(128)	73	(201)	(275.3)%
Other income	3,243	4,350	(1,107)	(25.4)%
Total other non-interest income	14,012	11,091	2,921	26.3%
Total non-interest income	$55,444	$51,170	$4,274	8.4%
Non-interest income increased $4.3 million or 8.4% to $55.4 million during the nine months ended September 30, 2026, compared to $51.2 million during the comparative period ended September 30, 2025. Service charges and customer fees in the 2026 period drove an increase of $1.4 million. Further, elevated activity and volume of assets under management resulted in an increase of $0.8 million or 16.0% in related income. The remaining notable fluctuations are attributable to the previously noted non-recurring items associated with the retirement of subordinated debt and the sale of investment securities.

Non-interest Expense

	Three months ended
(dollars in thousands)	September 30, 2026	June 30, 2026	Change	% Change
Base salaries, net of deferred loan origination costs	$25,660	$25,481	$179	0.7%
Incentive compensation	6,510	6,530	(20)	(0.3)%
Benefits and other compensation costs	6,638	6,961	(323)	(4.6)%
Total salaries and benefits expense	38,808	38,972	(164)	(0.4)%
Occupancy	4,704	4,360	344	7.9%
Data processing and software	5,570	5,439	131	2.4%
Equipment	1,471	1,301	170	13.1%
Intangible amortization	362	430	(68)	(15.8)%
Advertising	878	729	149	20.4%
ATM and POS network charges	2,076	2,051	25	1.2%
Professional fees	1,414	1,591	(177)	(11.1)%
Telecommunications	440	477	(37)	(7.8)%
Regulatory assessments and insurance	1,311	1,300	11	0.8%
Merger and acquisition expenses	3,870	850	3,020	355.3%
Postage	370	407	(37)	(9.1)%
Operational loss	662	267	395	147.9%
Courier service	628	576	52	9.0%
(Gain) loss on sale or acquisition of foreclosed assets	(72)	—	(72)	n/m
(Gain) loss on disposal of fixed assets	66	—	66	n/m
Other miscellaneous expense	3,925	4,175	(250)	(6.0)%
Total other non-interest expense	27,675	23,953	3,722	15.5%
Total non-interest expense	$66,483	$62,925	$3,558	5.7%
Average full-time equivalent staff	1,106	1,110	(4)	(0.4)%
Total non-interest expense for the quarter ended September 30, 2026, increased $3.6 million or 5.7% to $66.5 million as compared to $62.9 million during the trailing quarter ended June 30, 2026. The increase is largely attributed to merger and acquisitions costs related to First Hawaiian, Inc. totaling $3.9 million during the quarter. Excluding the merger expenses, changes in other non-interest expense line items were mixed during the quarter ended September 30, 2026, but essentially flat and due to timing differences.

	Three months ended September 30,
(dollars in thousands)	2026	2025	Change	% Change
Base salaries, net of deferred loan origination costs	$25,660	$25,340	$320	1.3%
Incentive compensation	6,510	5,351	1,159	21.7%
Benefits and other compensation costs	6,638	7,038	(400)	(5.7)%
Total salaries and benefits expense	38,808	37,729	1,079	2.9%
Occupancy	4,704	4,388	316	7.2%
Data processing and software	5,570	4,838	732	15.1%
Equipment	1,471	1,269	202	15.9%
Intangible amortization	362	482	(120)	(24.9)%
Advertising	878	647	231	35.7%
ATM and POS network charges	2,076	1,911	165	8.6%
Professional fees	1,414	1,842	(428)	(23.2)%
Telecommunications	440	503	(63)	(12.5)%
Regulatory assessments and insurance	1,311	1,282	29	2.3%
Merger and acquisition expenses	3,870	—	3,870	n/m
Postage	370	353	17	4.8%
Operational loss	662	544	118	21.7%
Courier service	628	577	51	8.8%
(Gain) loss on sale or acquisition of foreclosed assets	(72)	—	(72)	n/m
(Gain) loss on disposal of fixed assets	66	21	45	214.3%
Other miscellaneous expense	3,925	4,038	(113)	(2.8)%
Total other non-interest expense	27,675	22,695	4,980	21.9%
Total non-interest expense	$66,483	$60,424	$6,059	10.0%
Average full-time equivalent staff	1,106	1,154	(48)	(4.2)%
Total non-interest expense increased $6.1 million or 10.0% to $66.5 million during the three months ended September 30, 2026, as compared to $60.4 million for the quarter ended September 30, 2025. Total salaries and benefits expense increased by $1.1 million or 2.9% on a net basis, led by elevated incentive compensation attributed to both individual production and overall Company performance. Increases in data processing and software expense along with increases in equipment expense were largely attributable to expanded digital and scaling capabilities.

	Nine months ended September 30,
(dollars in thousands)	2026	2025	Change	% Change
Base salaries, net of deferred loan origination costs	$75,379	$76,498	$(1,119)	(1.5)%
Incentive compensation	17,766	14,612	3,154	21.6%
Benefits and other compensation costs	20,780	21,760	(980)	(4.5)%
Total salaries and benefits expense	113,925	112,870	1,055	0.93%
Occupancy	13,523	12,665	858	6.8%
Data processing and software	16,296	14,855	1,441	9.7%
Equipment	4,126	3,742	384	10.3%
Intangible amortization	1,222	1,479	(257)	(17.4)%
Advertising	2,442	2,659	(217)	(8.2)%
ATM and POS network charges	5,795	5,605	190	3.4%
Professional fees	4,644	5,027	(383)	(7.6)%
Telecommunications	1,359	1,504	(145)	(9.6)%
Regulatory assessments and insurance	3,916	3,862	54	1.4%
Merger and acquisition expenses	4,720	—	4,720	n/m
Postage	1,123	1,058	65	6.1%
Operational loss	1,449	1,238	211	17.0%
Courier service	1,724	1,609	115	7.1%
(Gain) loss on sale or acquisition of foreclosed assets	(72)	(3)	(69)	2300.0%
(Gain) loss on disposal of fixed assets	51	111	(60)	(54.1)%
Other miscellaneous expense	12,217	12,859	(642)	(5.0)%
Total other non-interest expense	74,535	68,270	6,265	9.2%
Total non-interest expense	$188,460	$181,140	$7,320	4.0%
Average full-time equivalent staff	1,111	1,173	(62)	(5.3)%
Non-interest expense increased $7.3 million or 4.0% to $188.5 million during the nine months ended September 30, 2026, as compared to $181.1 million for the trailing nine months ended September 30, 2025. As noted above, increases in incentive compensation were attributed to both individual production and overall Company performance. Increases in data processing and software expense along with increases in equipment expense were largely attributable to expanded digital and scaling capabilities. Excluding those items and the $4.7 million in merger expenses, changes in other non-interest expense line items were mixed during the nine months period ended September 30, 2026, but essentially flat and due to timing differences.

Provision for Income Taxes
The Company’s effective tax rate was 27.1% for the quarter ended September 30, 2026, as compared to 26.2% for the quarter ended June 30, 2026, and 26.8% for the quarter ended September 30, 2025. Differences between the Company's effective tax rate and applicable federal and state blended statutory rate of approximately 29.6% are due to the proportion of non-taxable revenues, non-deductible expenses, and benefits from tax credits as compared to the levels of pre-tax earnings.

TriCo Bancshares—Condensed Consolidated Financial Data (unaudited)

(dollars in thousands, except per share data)	Three months ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Revenue and Expense Data
Interest income	$124,108	$120,986	$117,827	$120,147	$119,987
Interest expense	27,562	27,356	26,601	27,920	30,432
Net interest income	96,546	93,630	91,226	92,227	89,555
(Benefit from) provision for credit losses	(1,881)	2,655	3,325	3,000	670
Noninterest income:
Service charges and fees	14,274	13,998	13,160	13,366	13,751
(Loss) gain on sale or exchange of investment securities	—	—	17	19	(2,124)
Other income	5,892	4,248	3,855	3,783	6,380
Total noninterest income	20,166	18,246	17,032	17,168	18,007
Noninterest expense:
Salaries and benefits	38,808	38,972	36,145	36,901	37,729
Occupancy and equipment	6,175	5,661	5,813	5,932	5,657
Data processing and network	7,646	7,490	6,955	7,344	6,749
Other noninterest expense	13,854	10,802	10,139	9,642	10,289
Total noninterest expense	66,483	62,925	59,052	59,819	60,424
Total income before taxes	52,110	46,296	45,881	46,576	46,468
Provision for income taxes	14,143	12,127	12,196	12,942	12,449
Net income	$37,967	$34,169	$33,685	$33,634	$34,019
Share Data
Basic earnings per share	$1.19	$1.07	$1.05	$1.04	$1.04
Diluted earnings per share	$1.18	$1.06	$1.04	$1.03	$1.04
Dividends per share	$0.36	$0.36	$0.36	$0.36	$0.36
Book value per common share	$41.56	$42.03	$41.49	$41.07	$40.12
Tangible book value per common share (1)	$31.93	$32.40	$31.82	$31.52	$30.61
Shares outstanding	31,966,630	31,965,507	31,910,590	32,334,974	32,506,880
Weighted average common shares	31,966,484	31,923,652	32,194,905	32,444,684	32,542,401
Weighted average diluted common shares	32,118,339	32,106,594	32,391,466	32,630,819	32,723,358
Credit Quality
Allowance for credit losses to gross loans	1.73%	1.78%	1.81%	1.77%	1.78%
Loans past due 30 days or more	$46,224	$49,611	$48,887	$37,931	$45,712
Total nonperforming loans	$69,573	$68,843	$69,458	$64,218	$65,647
Total nonperforming assets	$78,959	$75,621	$76,424	$70,464	$71,077
Loans charged-off	$831	$455	$912	$1,345	$737
Loans recovered	$530	$118	$119	$136	$123
Selected Financial Ratios
Return on average total assets	1.50%	1.37%	1.38%	1.34%	1.36%
Return on average equity	11.08%	10.15%	10.08%	10.02%	10.47%
Average yield on loans	5.87%	5.85%	5.78%	5.77%	5.75%
Average yield on interest-earning assets	5.35%	5.31%	5.26%	5.23%	5.25%
Average rate on interest-bearing deposits	1.82%	1.83%	1.82%	1.87%	1.99%
Average cost of total deposits	1.26%	1.27%	1.26%	1.29%	1.39%
Average cost of total deposits and other borrowings	1.26%	1.27%	1.26%	1.29%	1.38%
Average rate on borrowings & subordinated debt	5.38%	5.27%	5.29%	5.19%	5.49%
Average rate on interest-bearing liabilities	1.85%	1.87%	1.85%	1.90%	2.05%
Net interest margin (fully tax-equivalent) (1)	4.16%	4.11%	4.07%	4.02%	3.92%
Loans to deposits	87.76%	87.36%	84.11%	86.05%	84.07%
Efficiency ratio	56.96%	56.25%	54.55%	54.68%	56.18%
Supplemental Loan Interest Income Data
Discount accretion on acquired loans	$1,177	$990	$1,386	$915	$996
All other loan interest income (1)	$107,194	$103,605	$98,963	$101,316	$100,008
Total loan interest income (1)	$108,371	$104,595	$100,349	$102,231	$101,004

(1) Non-GAAP measure

TriCo Bancshares—Condensed Consolidated Financial Data (unaudited)

(dollars in thousands, except per share data)
Balance Sheet Data	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Cash and due from banks	$195,691	$105,221	$301,305	$157,014	$298,820
Securities, available for sale, net	1,539,801	1,698,334	1,768,148	1,734,623	1,743,437
Securities, held to maturity, net	76,216	80,789	85,740	90,544	95,446
Restricted equity securities	17,250	17,250	17,250	17,250	17,250
Loans held for sale	254	1,880	4,186	2,695	2,785
Loans:
Commercial real estate	5,010,800	5,013,880	4,908,229	4,853,762	4,793,394
Consumer	1,307,120	1,288,973	1,282,181	1,314,610	1,293,909
Commercial and industrial	595,205	559,886	465,081	464,428	453,221
Construction	336,299	298,388	262,872	301,045	298,774
Agriculture production	157,343	146,190	145,463	172,494	162,338
Leases	3,422	3,773	4,372	4,748	5,188
Total loans, gross	7,410,189	7,311,090	7,068,198	7,111,087	7,006,824
Allowance for credit losses	(128,155)	(130,187)	(127,939)	(125,762)	(124,571)
Total loans, net	7,282,034	7,180,903	6,940,259	6,985,325	6,882,253
Premises and equipment	69,743	69,356	68,944	69,724	70,509
Cash value of life insurance	134,588	137,465	138,070	137,253	136,391
Accrued interest receivable	32,898	33,510	32,661	33,652	32,126
Goodwill	304,442	304,442	304,442	304,442	304,442
Other intangible assets	3,248	3,611	4,041	4,471	4,953
Operating leases, right-of-use	23,645	23,647	24,812	25,505	25,917
Other assets	298,706	274,355	258,353	259,565	264,507
Total assets	$9,978,516	$9,930,763	$9,948,211	$9,822,063	$9,878,836
Deposits:
Noninterest-bearing demand deposits	$2,654,022	$2,606,809	$2,559,060	$2,594,032	$2,544,306
Interest-bearing demand deposits	1,856,895	1,849,252	1,887,823	1,784,769	1,836,550
Savings deposits	2,800,823	2,769,758	2,809,855	2,775,058	2,847,168
Time certificates	1,131,693	1,143,011	1,146,850	1,110,042	1,106,437
Total deposits	8,443,433	8,368,830	8,403,588	8,263,901	8,334,461
Accrued interest payable	7,943	7,149	7,758	8,795	8,241
Operating lease liability	25,243	25,300	26,525	27,278	27,683
Other liabilities	132,209	134,134	133,621	141,137	145,869
Other borrowings	—	10,519	11,455	11,713	17,039
Junior subordinated debt	41,238	41,238	41,238	41,238	41,238
Total liabilities	8,650,066	8,587,170	8,624,185	8,494,062	8,574,531
Common stock	675,020	674,014	673,507	682,362	685,594
Retained earnings	797,826	771,368	749,769	740,244	723,668
Accumulated other comprehensive loss, net of tax	(144,396)	(101,789)	(99,250)	(94,605)	(104,957)
Total shareholders’ equity	$1,328,450	$1,343,593	$1,324,026	$1,328,001	$1,304,305
Quarterly Average Balance Data
Average loans	$7,324,950	$7,176,963	$7,041,552	$7,023,749	$6,971,860
Average interest-earning assets	$9,223,922	$9,164,904	$9,110,163	$9,127,429	$9,090,900
Average total assets	$10,030,832	$9,967,548	$9,912,485	$9,929,582	$9,900,675
Average deposits	$8,475,756	$8,409,202	$8,334,291	$8,376,361	$8,361,600
Average borrowings and subordinated debt	$51,340	$52,578	$51,980	$54,943	$88,972
Average total equity	$1,359,866	$1,350,388	$1,355,276	$1,332,304	$1,289,535
Capital Ratio Data
Total risk-based capital ratio	15.1%	15.0%	15.1%	15.1%	15.1%
Tier 1 capital ratio	13.9%	13.7%	13.8%	13.8%	13.9%
Tier 1 common equity ratio	13.4%	13.3%	13.3%	13.3%	13.4%
Tier 1 leverage ratio	12.2%	12.0%	11.9%	11.8%	11.7%
Tangible capital ratio (1)	10.6%	10.8%	10.5%	10.7%	10.4%

(1) Non-GAAP measure

TriCo Bancshares—Non-GAAP Financial Measures (unaudited)
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. Management has presented these non-GAAP financial measures in this press release because it believes that they provide useful and comparative information to assess trends in the Company's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers. However, these non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP. Where applicable, comparable earnings information using GAAP financial measures is also presented. Because not all companies use the same calculations, our presentation may not be comparable to other similarly titled measures as calculated by other companies. For a reconciliation of these non-GAAP financial measures, see the tables below:

	Three months ended			Nine months ended
(dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net interest margin
Acquired loans discount accretion, net:
Amount (included in interest income)	$1,177	$990	$996	$3,553	$4,238
Effect on average loan yield	0.06%	0.06%	0.06%	0.06%	0.08%
Effect on net interest margin (FTE)	0.05%	0.04%	0.04%	0.05%	0.06%
Net interest margin (FTE)	4.16%	4.11%	3.92%	4.12%	3.84%
Net interest margin less effect of acquired loan discount accretion (Non-GAAP)	4.11%	4.07%	3.88%	4.06%	3.78%

	Three months ended			Nine months ended
(dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Pre-tax pre-provision return on average assets or equity
Net income (GAAP)	$37,967	$34,169	$34,019	$105,821	$87,924
Exclude provision for income taxes	14,143	12,127	12,449	38,466	31,659
Exclude (benefit from) provision for credit losses	(1,881)	2,655	670	4,099	9,063
Net income before provisions for income taxes and credit losses (Non-GAAP)	$50,229	$48,951	$47,138	$148,386	$128,646

Average assets (GAAP)	$10,030,832	$9,967,548	$9,900,675	$9,970,722	$9,829,580
Average equity (GAAP)	$1,359,866	$1,350,388	$1,289,535	$1,355,193	$1,271,678

Return on average assets (GAAP) (annualized)	1.50%	1.37%	1.36%	1.42%	1.20%
Pre-tax pre-provision return on average assets (Non-GAAP) (annualized)	1.99%	1.97%	1.89%	1.99%	1.75%
Return on average equity (GAAP) (annualized)	11.08%	10.15%	10.47%	10.44%	9.24%
Pre-tax pre-provision return on average equity (Non-GAAP) (annualized)	14.65%	14.54%	14.50%	14.64%	13.53%

	Three months ended			Nine months ended
(dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Return on tangible common equity
Average total shareholders' equity	$1,359,866	$1,350,388	$1,289,535	$1,355,193	$1,271,678
Exclude average goodwill	304,442	304,442	304,442	304,442	304,442
Exclude average other intangibles	3,470	3,890	5,259	3,890	5,741
Average tangible common equity (Non-GAAP)	$1,051,954	$1,042,056	$979,834	$1,046,861	$961,495

Net income (GAAP)	$37,967	$34,169	$34,019	$105,821	$87,924
Exclude amortization of intangible assets, net of tax effect	255	303	339	860	1,041
Tangible net income available to common shareholders (Non-GAAP)	$38,222	$34,472	$34,358	$106,681	$88,965

Return on average equity (GAAP) (annualized)	11.08%	10.15%	10.47%	10.44%	9.24%
Return on average tangible common equity (Non-GAAP)	14.42%	13.27%	13.91%	13.62%	12.37%

	Three months ended
(dollars in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Tangible shareholders' equity to tangible assets
Shareholders' equity (GAAP)	$1,328,450	$1,343,593	$1,324,026	$1,328,001	$1,304,305
Exclude goodwill and other intangible assets, net	307,690	308,053	308,483	308,913	309,395
Tangible shareholders' equity (Non-GAAP)	$1,020,760	$1,035,540	$1,015,543	$1,019,088	$994,910

Total assets (GAAP)	$9,978,516	$9,930,763	$9,948,211	$9,822,063	$9,878,836
Exclude goodwill and other intangible assets, net	307,690	308,053	308,483	308,913	309,395
Total tangible assets (Non-GAAP)	$9,670,826	$9,622,710	$9,639,728	$9,513,150	$9,569,441

Shareholders' equity to total assets (GAAP)	13.31%	13.53%	13.31%	13.52%	13.20%
Tangible shareholders' equity to tangible assets (Non-GAAP)	10.56%	10.76%	10.53%	10.71%	10.40%

	Three months ended
(dollars in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Tangible common shareholders' equity per share
Tangible shareholders' equity (Non-GAAP)	$1,020,760	$1,035,540	$1,015,543	$1,019,088	$994,910

Common shares outstanding at end of period	31,966,630	31,965,507	31,910,590	32,334,974	32,506,880

Common shareholders' equity (book value) per share (GAAP)	$41.56	$42.03	$41.49	$41.07	$40.12
Tangible common shareholders' equity (tangible book value) per share (Non-GAAP)	$31.93	$32.40	$31.82	$31.52	$30.61

Investor Contact
Peter G. Wiese, EVP & CFO, (530) 898-0300

About TriCo Bancshares
Established in 1975, Tri Counties Bank is a wholly-owned subsidiary of TriCo Bancshares (NASDAQ: TCBK) headquartered in Chico, California, providing services in traditional stand-alone and in-store bank branches and loan production offices in communities throughout California. Tri Counties Bank provides an extensive and competitive breadth of consumer, small business and commercial banking financial services, along with convenient around-the-clock ATMs, online and mobile banking access. Brokerage services are provided by Tri Counties Advisors through affiliation with Raymond James Financial Services, Inc. Visit www.TriCountiesBank.com to learn more.

Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements based on current expectations and beliefs of the Company ("TriCo") concerning future developments and their potential effects on TriCo. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of TriCo. TriCo cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: changes in general economic, political, or industry conditions, and in conditions impacting the banking industry specifically; uncertainty in U.S. fiscal, monetary and trade policy, including the interest rate policies of the Federal Reserve Board or the effects of any declines in housing and commercial real estate prices, high or increasing unemployment rates, continued or renewed inflation, the impact of proposed or imposed tariffs by the U.S. government or retaliatory tariffs proposed or imposed by U.S. trading partners that could have an adverse impact on customers or any recession or slowdown in economic growth particularly in the markets in which TriCo and FHI conduct business, including California, Hawaii, Guam and Saipan; volatility and disruptions in global capital and credit markets; the impact of bank failures or adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks; changes in interest rates that could significantly reduce net interest income and negatively affect asset yields and valuations and funding sources, including impacts on prepayment speeds; competitive pressures among financial institutions and nontraditional providers of financial services, including on product pricing and services; concentrations within TriCo's or FHI’s loan portfolio (including commercial real estate loans) or other asset classes, and the parties’ ability to attract and retain customer deposits, large loans to certain borrowers, access liquidity and capital, and manage deposit costs and funding sources; the success, impact, and timing of TriCo's and FHI’s respective business strategies, including market acceptance of any new products or services and TriCo's and FHI’s ability to successfully implement strategic, operational, technology and integration initiatives; the failure to properly use and protect customer and employee information and data; cybersecurity risks (such as TriCo's 2023 cyber security ransomware incident), including the occurrence of fraudulent activity or a material breach of, or disruption to, the security of FHI’s, TriCo’s or their vendors’ systems; risks related to the development, implementation, use and management of artificial intelligence and other emerging technologies; the effects of failures or interruptions of information, communications or third-party service-provider systems; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations; changes in laws or regulations; adverse weather conditions, natural disasters and other catastrophic events such as wildfires; the challenges of attracting, integrating and retaining key employees, especially while the Transaction is pending; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement to which TriCo and FHI are parties; the outcome of any legal proceedings that have been or may in the future be instituted against TriCo or FHI, including potential litigation relating to the Transaction; delays in completing the Transaction; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Transaction); the failure to obtain stockholder or shareholder approvals, as applicable, or to satisfy any of the other conditions to the closing of the Transaction on a timely basis or at all; changes in TriCo's or FHI’s share price before closing, including as a result of the financial performance of the other party prior to closing, or more generally due to broader stock market movements, and the performance of financial companies and peer group companies; the possibility that the anticipated benefits of the Transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where TriCo and FHI do business; certain restrictions during the pendency of the proposed Transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Transaction; the ability to complete the Transaction and integration of TriCo and FHI promptly and successfully; the dilution caused by FHI’s issuance of additional shares of its capital stock in connection with the Transaction; potential judgments, orders, settlements, penalties, fines and reputational damage resulting from pending or future litigation and regulatory investigations, proceedings and enforcement actions; each company's ability to manage the risks involved in the foregoing; and other factors that may affect the future results of TriCo and FHI. The foregoing factors should not be considered an exhaustive list and should be read together with the other cautionary statements set forth in TriCo’s Annual Report on Form 10-K for the year ended December 31, 2025 and its latest Quarterly Report on Form 10-Q, which are on file with the Securities and Exchange Commission (the "SEC") and available on TriCo’s website, in the “Investor Relations” section of TriCo's website, www.tcbk.com, under the “About” tab and the “Investor Relations” link and then under the heading “SEC Filings” and in other documents TriCo files with the SEC, and in FHI’s Annual Report on Form 10-K for the year ended December 31, 2025 and its latest Quarterly Report on Form 10-Q, which are on file with the SEC and available on FHI’s investor relations website, https://ir.fhb.com, under the heading “SEC Filings,” and in other documents FHI files with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Annualized, pro forma, projections and estimates are not forecasts and may not reflect actual results. Neither TriCo nor FHI undertakes any obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law.

Additional Information

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed Transaction, FHI has filed with the SEC a Registration Statement on Form S-4 that includes a Joint Proxy Statement of FHI and TriCo and a Prospectus of FHI, as well as other relevant documents concerning the Transaction. Certain matters in respect of the Transaction involving FHI and TriCo will be submitted to FHI’s stockholders and TriCo’s shareholders, as applicable, for their consideration.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS, FHI STOCKHOLDERS AND TRICO SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders or shareholders, as applicable, may obtain a free copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about the Transaction, FHI and TriCo, without charge, at the SEC’s website, www.sec.gov. Copies of the joint proxy statement/prospectus and the filings with the SEC that are or will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to First Hawaiian, Inc., Attention: Secretary, 999 Bishop Street, Honolulu, HI 96813, (808) 525-7000 or to TriCo Bancshares, Attention: Shareholder Services, 63 Constitution Drive, Chico, CA 95973, (530) 898-0300.

PARTICIPANTS IN THE SOLICITATION

FHI, TriCo, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from FHI stockholders or TriCo shareholders in connection with the Transaction under the rules of the SEC. Information regarding FHI’s directors and executive officers is available in the sections entitled “Directors, Executive Officers and Corporate Governance” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” in FHI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 27, 2026 (available here); in the sections entitled “Corporate Governance and Board Matters,” “Compensation Discussion and Analysis,” “Executive Compensation Tables,” “Biographies of Executive Officers” and “Security Ownership of Certain Beneficial Owners, Directors and Management” in FHI’s definitive proxy statement relating to its 2026 Annual Meeting of Stockholders, which was filed with the SEC on March 12, 2026 (available here); and other documents filed by FHI with the SEC. Information regarding TriCo’s directors and executive officers is available in the sections entitled “Directors, Executive Officers and Corporate Governance” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters;” in TriCo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on March 2, 2026 (available here); in the sections entitled “Board of Directors,” “Corporate Governance, Board Nominations and Board Committees,” “Compensation of Directors,” “Ownership of Voting Securities,” “Compensation Discussion and Analysis” and “Compensation of Named Executive Officers” in TriCo’s definitive proxy statement relating to its 2026 Annual Meeting of Shareholders, which was filed with the SEC on April 17, 2026 (available here); and other documents filed by TriCo with the SEC. To the extent holdings of FHI common stock by the directors and executive officers of FHI or holdings of TriCo common stock by directors and executive officers of TriCo have changed from the amounts held by such persons as reflected in the documents described above, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the sections entitled "The Mergers - Interests of Certain First Hawaiian Directors and Executive Officers in the Mergers" and "The Mergers - Interests of Certain TriCo Directors and Executive Officers in the Mergers" in the definitive joint proxy statement/prospectus relating to the Transaction. Free copies of this document may be obtained as described in the preceding paragraph.